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                                                                    Exhibit 23.0




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statement of GA Financial, Inc. on Form S-8 (File No. 333-37837) of our report dated January 22, 1998, except as to the information presented in Note 19, for which the date is February 3, 1998, on our audits of the consolidated financial statements of GA Financial, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.



/s/ COOPERS & LYBRAND LLP

Pittsburgh, Pennsylvania
March 25, 1998